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                                                                   EXHIBIT 23(c)








                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos.333-32229, 333-58686 and No. 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556) and S-4 (No.
33-60007) of CMS Energy Corporation of our report dated February 10, 2004 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Form 10-K for the year ended December 31, 2003.




Price Waterhouse

Casablanca, Morocco
March 8, 2004